UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2008

PackItGreen Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333- 139991	20-4940852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3420 Ocean Park Blvd., Suite 3000

Santa Monica, California, USA 90405

(Address of principal executive offices) (zip code)

310-450-9100

(Registrant's telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Jonathan R. Shechter, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 21, 2008, the Board of Directors of PackItGreen Holding Corp. (the “Company”) appointed Richard Chin as Chairman of the Board of Directors of the Company. There are no understandings or arrangements between Mr. Chin and any other person pursuant to which Mr. Chin was selected as a director.  Mr. Chin presently does not serve on any Company committee. Mr. Chin may be appointed to serve as a member of a committee although there are no current plans to appoint Mr. Chin to a committee as of the date hereof.  Mr. Chin does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Mr. Chin has never entered into a transaction, nor is there any proposed transaction, between Mr. Chin and the Company.

Additionally, on April 21, 2008, the Board of Directors of PackItGreen Holding Corp. (the “Company”) appointed Mr. Jonathan So as a member of the Board of Directors of the Company. Mr. So does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.   Additionally, Mr. So has never entered into a transaction, nor is there any proposed transaction, between Mr. So and the Company.

Lastly, on April 21, 2008, the Board of Directors dismissed Mr. Stan Harper as President of the Company, and elected Mr. Jonathan So as President and Chief Executive Officer.

Mr. Chin, aged 57, has over 28 years experience in international trading, contracting, finance and management. He was the former Deputy Chairman and Chief Executive Officer of Dickson Group Holdings Ltd and also the Managing Director of Mansion Holdings Ltd, both of which are leading contracting companies listed in the Main Board of the Hong Kong Stock Exchange. Prior to that, he was the Managing Director of Active International, a leading US company in the corporate barter industry, for their Far East operation. Prior to that, he had a company that had been retained as the Far East sourcing agent for Child World, the second largest toys store chain in the US at that time. He had also been employed as the Managing Director of Maes N.V., a European-based trading and contracting company for their Far East operation. Mr. Chin has been holding senior management positions in various groups of companies, both local and multi-national and possesses rich experience in strategic planning, financial planning and management, and business development in different industries.

Jonathan W. L. So is the founder and President of EATware, an environmental-solution focused company based in Honk Kong. With his international business experience, Mr. So lead the finance, business management, sales & marketing and strategic planning of EATware. Since 2003, Mr. So has served as President of numerous companies, including: Storm-e Comics Co., Ltd., a business focused on comic publishing, character design, writing and story development; Rong Bao (Nantong) Environmental Packaging Technology Development Limited, a factory and production line located in Nantong, China and specializing in manufacturing materials; Tian Yao (Nantong) Environmental Product Co., Ltd., a factory and production line located in Nantong, China and specializing in manufacturing of single-use 100% decomposable food containers; Creative Cartoon Network, a business focused on animation, comic publishing, media, franchising and internet; Glory Team Industrial Ltd., a business focused on a self-invented single-use 100% decomposable food container made from natural materials; and Global Sources Merchandising Pte Ltd., a trading company located in Singapore specializing in trading and sourcing of apparel and accessory items.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKITGREEN HOLDINGS CORP.

Date: April 23, 2008	/s/ Jonathan So
Name: Jonathan So
Title: Chief Executive Officer

3